SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          Date of Report: May 25, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




               Delaware                                 52-1555759
        (State of Incorporation)                     (I.R.S. Employer
           Identification No.)



              35 West Watkins Mill Road, Gaithersburg, MD 20878
              (Address of principal executive office (Zip Code)


      Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.

MEDIMMUNE, INC.
Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated May 21, 1999:


FOR IMMEDIATE RELEASE

Contacts:
Mark E. Kaufmann                 Laureen Cassidy
Director, Planning and Analysis  Director, International
MedImmune, Inc.                  Communications
301-417-0770 x321                Abbott Laboratories
                                 847-938-7743
William C. Roberts
Investor and Media Relations
MedImmune, Inc.
301-417-0770 x358


http://www.medimmune.com
http://www.abbott.com


EUROPEAN COMMITTEE FOR PROPRIETARY MEDICINAL PRODUCTS ADOPTS POSITIVE OPINION ON SYNAGISTM FOR PREVENTION OF RSV

Abbott Park, IL and Gaithersburg, MD, May 21, 1999 -- Abbott Laboratories (NYSE:ABT) and MedImmune, Inc. (Nasdaq:MEDI) today announced that the European Union's Committee for Proprietary Medicinal Products (CPMP) has adopted a positive opinion on SynagisTM (palivizumab), a monoclonal antibody developed for the prevention of a serious lower respiratory tract disease caused by respiratory syncytial virus (RSV). RSV is the most common cause of lower respiratory infections in infants and children worldwide. The CPMP opinion will now be considered by the European Commission, which will make a final decision regarding the issue of a marketing authorization.

Synagis will be the only preventive treatment in Europe for RSV in pediatric patients under two years old who suffer from lung problems due to chronic broncopulmonary dysplasia (BPD) or prematurity (less than or equal to 35 weeks gestational age). Synagis is administered monthly during peak RSV season with an intramuscular (IM) injection to pediatric patients at high risk from RSV.

During the peak season in Europe, more than 50 percent of hospitalizations due to respiratory infections in children under two involve RSV. Recommendation for approval of Synagis is based on a large, randomized study demonstrating a 55 percent reduction in the incidence of hospitalization due to RSV infections in high-risk pediatric patients.

"The positive opinion is a major step forward in making Synagis available for children at high risk for RSV, " said David Goffredo, vice president, European operations, Abbott Laboratories.

The positive opinion follows approvals in several markets, including Argentina, Australia, Brazil, Colombia, Kuwait, Mexico and the United States.

In December 1997, Abbott Laboratories and MedImmune, Inc., formed an exclusive worldwide marketing alliance to commercialize Synagis. Abbott has the exclusive right to market and distribute Synagis outside the United States. In the U.S., where Synagis was approved for marketing in June 1998, MedImmune and Abbott have an agreement to co-promote the product.

Abbott Laboratories is a global, diversified health care company devoted to the discovery, development, manufacturing and marketing of pharmaceutical, diagnostic, nutritional and hospital products. Abbott Laboratories is located in Abbott Park, Ill. The company employs 56,000 people and markets its products in more than 130 countries.

MedImmune, Inc., located in Gaithersburg, Md., is a biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. MedImmune markets three products through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in both companies' filings with the U.S. Securities and Exchange Commission.

                                     ###




(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            May 25, 1999